UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2025, LogicMark, Inc. (the “Company”) filed a Certificate of Amendment (the “Charter Amendment”) to its articles of incorporation, as amended (the “Charter”), with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) to increase the number of authorized shares of the capital stock that the Company may issue from 110,000,000 shares to 880,000,000 shares, of which 800,000,000 shares are classified as common stock, par value $0.0001 per share (“Common Stock”), and 80,000,000 shares are classified as “blank check” preferred stock, par value $0.0001 per share.

As disclosed in Item 5.07 of this Current Report on Form 8-K (this “Form 8-K”), the authorization of the Company’s board of directors (the “Board”) to file the Charter Amendment with the Nevada Secretary of State was approved by the Company’s stockholders at the Company’s 2025 special meeting of stockholders held on March 27, 2025 (the “Special Meeting”). The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1(i) to this Form 8-K and incorporated in this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 27, 2025, the Company held the Special Meeting. Set forth below are the four proposals that were voted on at the Special Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Special Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on March 7, 2025 (the “Proxy Statement”).

As of the close of business on February 18, 2025, the record date for the Special Meeting, 6,582,474 shares of Common Stock were issued, outstanding and entitled to vote, 1 share of the Company’s Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), was issued, outstanding and entitled to vote, held by one record holder, and 106,333 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder. Holders of shares of Common Stock and the holder of the share of Series C Preferred Stock were entitled to one vote per share for each share of Common Stock and share of Series C Preferred Stock held by them, respectively. The holder of shares of Series F Preferred Stock was entitled to vote on an as-converted to Common Stock basis, entitling such holder to 82 votes for the 106,333 shares of Series F Preferred Stock held by such holder. Stockholders holding an aggregate of 4,003,384 votes were present at the Special Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – The approval of the issuance of 20% or more of outstanding shares of Common Stock, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), upon exercise of the Company’s Series C common stock purchase warrants and Series D common stock purchase warrants, dated February 18, 2025, was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
306,513	134,996	1,139	70,738

Proposal 2 – The authorization of the Company’s board of directors (the “Board”) to amend the Charter to effect a reverse stock split of the outstanding shares of Common Stock by a ratio in the range of one-for-ten to one-for-fifty, to be determined in the Board’s sole discretion, no later than December 31, 2025 (the “Common Stock Reverse Split”) was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,857,645	144,598	1,141	0

Proposal 3 – The authorization of the Board to amend the Charter by amending the Certificate of Designations, Preferences and Rights of Series C Preferred Stock to (i) effect a reverse stock split of the outstanding shares of Series C Preferred Stock by the same ratio as the Board selects for the Common Stock Reverse Split (the “Series C Reverse Stock Split”) and (ii) proportionally adjust the stated value of the Series C Preferred Stock to reflect the ratio selected for the Series C Reverse Stock Split was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,859,852	143,484	48	0

Proposal 4 – The authorization of the Board to amend the Charter to increase the number of authorized shares of the Company’s capital stock from 110,000,000 shares to up to 880,000,000 shares, provided that the ratio between the number of authorized shares of Common Stock and the number of authorized shares of the Company’s “blank check” preferred stock, par value $0.0001 per share, remains at all times 10:1, no later than December 31, 2025 was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,851,118	151,145	1,121	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1(i)	Certificate of Amendment to the Articles of Incorporation of LogicMark, Inc., filed with the Secretary of State of the State of Nevada on March 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2025	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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